RESIGNATION

Board of Directors

PDK Energy, Inc.

Dear Sirs:

Effective August 21, 2013, I hereby resign as Sole Officer and Director of PDK Energy, Inc., a Mississippi corporation (the “Corporation”).

My resignation is not due to any disagreement with the Corporation on any matter relating to the Corporation’s operations, policies, practices, or otherwise.

I confirm that I have no claim against the Corporation whether in respect of remuneration, severance payments, pensions, expenses or compensation for loss of office or in any other respect whatsoever.